Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of this Registration Statement on Form S-1 of our report dated March 20, 2009 relating to the June 30, 2008 financial statements of Travana Networks, Inc. and subsidiaries. (now Corbridge Group, Inc.)

We also consent to the reference to our Firm under the caption “Experts” in the registration statement.

VanWassehnova & Associates

VanWassehnova & Associates

October 8, 2009